EXHIBIT 32.2

SECTION 1350
CERTIFICATION

In connection with the Quarterly Report of uVuMobile, Inc. (the “Company”) on Form 10-Q/A for the quarter ended June 30, 2008 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Ronald A. Warren, certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge and belief:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: November 26, 2008	By: /s/ Ronald A. Warren
Ronald A. Warren
Chief Financial Officer and
Principal Accounting Officer